Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF

THE COMBINED COMPANY AND RELATED NOTES

Introduction

The following tables present unaudited pro forma combined financial information about the consolidated statement of financial position and statements of operations and comprehensive income of Huntington Ingalls Industries, Inc. (“HII” or the “Company”), after giving effect to the acquisition (the “Acquisition”) of Alion Science and Technology Corporation (“Alion”), pursuant to the Stock Purchase Agreement dated July 4, 2021 (the “Purchase Agreement”), by and among the Company, Alion Holdings LLC, and Alion Holding Corp.

The unaudited pro forma combined financial statements give effect to the Acquisition as well as the related debt financings, including the pro forma adjustments intended to illustrate the estimated effects of the Acquisition (collectively, “Adjustments” or “Acquisition Accounting Adjustments”).

The unaudited pro forma combined statements of operations and comprehensive income combine the historical results of HII and Alion for the six months ended June 30, 2021, and the twelve months ended December 31, 2020 and September 30, 2020, respectively, and gives effect to the Acquisition as if it occurred on January 1, 2020.

The unaudited pro forma combined statements of financial position as of June 30, 2021 combine the historical results of HII and Alion on a pro forma basis as if the Acquisition had occurred on June 30, 2021.

The unaudited pro forma combined financial information is based on various adjustments and assumptions and is not necessarily indicative of what HII’s consolidated statement of operations or consolidated balance sheet actually would have been had the Acquisition been completed as of the dates indicated or will be for any future periods. The unaudited pro forma financial statements do not purport to project the future financial position or operating results of HII following the completion of the Acquisition. The unaudited pro forma financial information does not include adjustments to reflect any potential synergies or cost savings that may be achievable in connection with the Acquisition.

The unaudited pro forma combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma combined financial statements;

•

HII’s unaudited historical consolidated financial statements and related notes as of and for the six months ended June 30, 2021 and the audited historical consolidated financial statements and related notes for the year ended December 31, 2020; and

•

Alion’s unaudited historical consolidated financial statements and related notes as of and for the nine months ended June 30, 2021 and audited historical consolidated financial statements and related notes as of and for the year ended September 30, 2020.

Description of the Acquisition

On August 19, 2021, the Company completed the acquisition of Alion, a technology-driven solutions provider located in McLean, Virginia. The Company accounted for the transaction as a business combination using the acquisition method of accounting in accordance with ASC 805 – “Business Combinations.” The purchase price was paid in cash and funded through the net proceeds of the Company’s issuance of $400 million aggregate principal amount of 0.670% Senior Notes due 2023 and $600 million aggregate principal amount of 2.043% Senior Notes due 2028, together with the proceeds of a $650 million term loan. Had the acquisition taken effect as of the date presented on the unaudited pro forma combined statement of financial position, the purchase price would have been $1.76 billion including $115 million in cash acquired through the acquisition.

Senior note financing: On August 16, 2021, HII completed its previously announced offering of $400 million aggregate principal amount of 0.670% Senior Notes due 2023 (the “2023 Notes”) and $600 million aggregate principal amount of 2.043% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes,”). Interest on each series of the Notes will be payable on February 16 and August 16 of each year until their respective maturity, commencing on February 16, 2022. The 2023 Notes will mature on August 16, 2023, and the 2028 Notes will mature on August 16, 2028.

Term loan financing: On August 2, 2021, the Company entered into a $650 million 3-year delayed draw term loan (the “Term Loan”) to finance a portion of the purchase price for Alion. The $400 million 364-day delayed draw term loan was never drawn upon and was terminated upon the issuance of the senior notes.

The Term Loan requires principal amortization payments and must be repaid prior to or at maturity, which is 36 months from the date of initial draw. The Term Loan has a variable interest rate on outstanding borrowings based on the London Interbank Offered Rate (“LIBOR”), plus a spread based upon the Company’s credit rating, which may vary between 1.125% and 2.000%. The current interest rate spread on drawn amounts is 1.375%, based on the Company’s current credit rating.

HUNTINGTON INGALLS INDUSTRIES, INC.

Unaudited Pro Forma Combined Statement of Financial Position

as of June 30, 2021

	Historical
	HII	Adjusted Alion (Note 2)	Transaction Accounting		Pro Forma Combined
($ in millions)	As of June 30, 2021	As of June 30, 2021	Adjustments		As of June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$348	$115	$(1,398)	4a	$343
			1,278	5a
Accounts receivable, net	443	233			676
Contract assets	1,182				1,182
Inventoried costs, net	139				139
Income taxes receivable	141				141
Prepaid expenses and other current assets	64	9			73

Total current assets	$2,317	$357	$(120)		$2,554

Property, plant, and equipment, net	3,004	11			3,015
Operating lease assets	208		46	4c	254
Goodwill	1,604	419	640	4d	2,663
Other intangible assets, net	499	132	578	4b	1,209
Deferred tax assets	86	18	(18)	4f	86
Miscellaneous other assets	414	8			422

Total assets	$8,132	$945	$1,126		$10,203

Liabilities and equity
Current liabilities:
Trade accounts payable	349	91			440
Accrued employees’ compensation	305	47			352
Current portion of postretirement plan liabilities	133	1			134
Current portion of workers’ compensation liabilities	229				229
Contract liabilities	660	10			670
Other current liabilities	447	61	(5)	5b	527
			13	4c
			11	4g

Total current liabilities	$2,123	$210	$19		$2,352
Long-term debt	1,689	347	1,290	5b	3,326
Pension plan liabilities	853				853
Other postretirement plan liabilities	393				393
Workers’ compensation liabilities	519				519
Long-term operating lease liabilities	170		36	4c	206
Other long-term liabilities	318	8	(6)	4c	320
Deferred tax liabilities			178	4h	178

Total liabilities	$6,065	$565	$1,517		$8,147

Stockholders and Members’ equity:
Common stock	1				1
Additional paid-in capital	1,977	482	(482)	4e	1,977
Retained earnings	3,718	(102)	91	4e	3,707
Treasury stock	(2,128)				(2,128)
Accumulated other comprehensive loss	(1,501)	0	0		(1,501)

Total stockholders’ equity	$2,067	$380	$(391)		$2,056

Total liabilities and stockholders’ equity	$8,132	$945	$1,126		$10,203

HUNTINGTON INGALLS INDUSTRIES, INC.

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income

for the year ended December 31, 2020

	HII	Adjusted Alion (Note 2)	Transaction		Pro Forma Combined
(In millions, except per share data)	Year Ended December 31, 2020	Year Ended September 30, 2020	Accounting Adjustments		for Year Ended December 31, 2020
Sales and service revenues:
Product sales	$6,850				$6,850
Service revenues	2,511	1,065			3,576

Sales and service revenues	$9,361	$1,065			$10,426
Cost of sales and service revenues
Cost of product sales	5,621				5,621
Cost of service revenues	2,070	939	81	6a	3,090
Income from operating investments, net	32				32
Other income and gains	1				1
General and administrative expenses	904	64	(1)	6d	982
			15	6e

Operating income	$799	$62	$(95)		$766
Other income (expense):
Interest expense	(114)	(45)	17	6c	(142)
Non-operating retirement benefit	119				119
Other, net	6	(5)	8	6c	9

Earnings before income taxes	810	12	(70)		752
Federal and foreign income taxes	114	4	(19)	6b	99

Net earnings	$696	$8	$(51)		$653
Basic earnings per share	$17.14				$16.08
Weighted-average common shares outstanding	40.6				40.6
Diluted earnings per share	$17.14				$16.08
Weighted-average diluted shares outstanding:	40.6				40.6
Net earnings from above	$696	$8	$(51)		$653
Other comprehensive income
Change in unamortized benefit plan costs	(187)	—	—		(187)
Other comprehensive income	2	—	—		2
Tax expense for items of other comprehensive income	47	—	—		47

Other comprehensive income, net of tax	(138)	—	—		(138)

Comprehensive income	$558	$8	$(51)		$515

HUNTINGTON INGALLS INDUSTRIES, INC.

Unaudited Pro Forma Combined Statement of Operations and Comprehensive Income

for the Six Months Ended June 30, 2021

	HII	Adjusted Alion (Note 2)			Pro Forma Combined
(In millions, except per share data)	Six Months Ended June 30, 2021	Six Months Ended June 30, 2021	Transaction Accounting Adjustments		Six Months Ended June 30, 2021
Sales and service revenues:
Product sales	$3,484				$3,484
Service revenues	1,025	646			1,671

Sales and service revenues	$4,509	$646			$5,155
Cost of sales and service revenues
Cost of product sales	2,949				2,949
Cost of service revenues	896	576	39	6a	1,511
Income from operating investments, net	20				20
Other income and gains	1				1
General and administrative expenses	410	34	(1)	6d	444
			1	6e

Operating income	275	36	(39)		272
Other income (expense):
Interest expense	(39)	(8)	(6)	6c	(53)
Non-operating retirement benefit	90				90
Other, net	8				8

Earnings before income taxes	334	28	(45)		317
Federal and foreign income taxes	57	9	(13)	6b	53

Net earnings	$277	$19	$(32)		$264
Basic earnings per share	$6.87				$6.55
Weighted-average common shares outstanding	40.3				40.3
Diluted earnings per share	$6.87				$6.55
Weighted-average diluted shares outstanding:	40.3				40.3
Net earnings from above	$277	$19	$(32)		$264
Other comprehensive income
Change in unamortized benefit plan costs	59	—	—		59
Other comprehensive income	2	—	—		2
Tax expense for items of other comprehensive income	(15)	—	—		(15)

Other comprehensive income, net of tax	46	—	—		46

Comprehensive income	$323	$19	$(32)		$310

Notes to the Unaudited Pro Forma Combined Financial Statements

(in millions, except share and per share data)

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma statements of operations and pro forma statement of financial position of the Company are based on the historical financial statements of HII and Alion, after giving effect to the Acquisition as described above. The historical financial statements of HII and Alion have been adjusted in the accompanying pro forma financial statements to reflect Acquisition Accounting Adjustments that depict the estimated accounting effects of the Acquisition in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). HII has a fiscal year that ends on the last day of December, and Alion has a fiscal year that ends on the last day of September. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma statement of operations for the annual period ending December 31, 2020 has been prepared utilizing fiscal periods with end dates that differ by less than one quarter. The unaudited pro forma combined statements of operations for the six months ended June 30, 2021 were prepared using HII’s unaudited statement of operations for the six months ended June 30, 2021 and Alion’s unaudited statement of operations for the six months ended June 30, 2021. The unaudited pro forma statements of operations for the annual period ending December 31, 2020 were prepared to reflect the different fiscal year ends of the two companies using:

•	The historical audited consolidated statement of operations of HII for the year ended December 31, 2020; and

•	The historical audited consolidated statement of operations of Alion for the year ended September 30, 2020.

The unaudited pro forma statement of operations for the six months ended June 30, 2021 for Alion was derived as follows:

•	Alion unaudited statement of operations for the three months ended March 31, 2021 plus Alion unaudited statement of operations for the three months ended June 30, 2021

The period from October 1, 2020 through December 31, 2020 for Alion is omitted. Total revenue and operating income for Alion for the period from October 1, 2020 through December 31, 2020 were $280 million and $16 million, respectively, which reflects the activity for the period in Alion’s historical statements of operations omitted from the pro forma financial information for annual and interim purposes.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations, with HII considered the accounting and legal acquirer of Alion. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Alion acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangible assets and goodwill, may differ materially from the information presented.

Note 2: Reclassification of Alion’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations and comprehensive income and balance sheet of Alion to conform to the financial statement presentation of HII. The following summarizes the reclassification adjustments in Alion’s unaudited pro forma combined statements of operations for the six months ended June 30, 2021 and the year ended September 30, 2020 and statement of financial position as of June 30, 2021.

Statement of operations and comprehensive income for the six-months ended June 30, 2021:

Amounts (In millions)	Presentation in Alion’s Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$ 646	Contract revenues	Service revenues
$ 576	Cost of sales	Cost of service revenues

Statement of operations and comprehensive income for the 12 months ended September 30, 2020:

Amounts (In millions)	Presentation in Alion’s Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$ 1,065	Contract revenues	Service revenues
$ 939	Cost of sales	Cost of service revenues
$ 2	Interest income	Other net
$ (8)	Gain/Loss on Extinguishment of Debt	Other net

Statement of financial position as of June 30, 2021:

Amounts (In millions)	Presentation in Alion’s Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Information
$ 8	Other assets	Miscellaneous other assets
$ 3	Current portion of term loan	Other current liabilities
$ 58	Accrued liabilities	Other current liabilities
$ 10	Deferred revenue	Contract liabilities
$ 3	Accrued compensation and benefits	Other long-term liabilities

Note 3: Conforming Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma combined financial information are those set out in HII’s consolidated financial statements. Based on the procedures performed to date, the accounting policies of Alion are similar in all material respects to HII’s accounting policies, with the exception of the accounting for leases under ASC 842, Leases. The impact of conforming these policies is described in Note 4. As noted in Note 2, certain balances presented in the historical financial statements of Alion have been reclassified to conform their presentation to that of HII. HII is not aware of any other material differences between the accounting policies or classification of amounts of the two companies that would continue to exist subsequent to the application of acquisition accounting. Following the consummation of the Acquisition, HII has begun to conduct, but has not yet completed, a more detailed review of Alion’s accounting policies in an effort to determine if differences in accounting policies require further reclassifications of Alion’s results of operations or reclassification of assets or liabilities to conform to HII’s accounting policies and classifications. As a result, HII may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on this unaudited pro forma combined financial information.

Note 4: Preliminary Fair Value Estimate of Assets Acquired and Liabilities Assumed

The unaudited pro forma combined statement of financial position as of June 30, 2021 has been adjusted to reflect the preliminary allocation of purchase price to identifiable assets acquired and liabilities assumed related to Alion, with the excess recorded as goodwill. The unaudited pro forma statement of operations for the six months ended June 30, 2021 and the 12 months ended December 31, 2020 gives effect to the Acquisition as if it occurred on January 1, 2020.

Estimated purchase price and purchase price allocation of Alion

Set forth below are the preliminary values of assets acquired and liabilities assumed calculated for the purpose of these unaudited pro forma financial statements. The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of Alion assets and liabilities. At the time of this filing, the Company has not finalized the detailed valuation analysis related to the fair values of identifiable assets acquired and liabilities assumed. The final amounts recorded for the acquisition may differ materially from the information presented below. The preliminary purchase price for Alion is estimated to be $1.76 billion cash consideration.

The preliminary estimated purchase price allocation of Alion is calculated as follows:

(in millions)	June 30, 2021 Alion Historical Information	Alion Fair Value and Accounting Policy Adjustments		Purchase Price Allocation
Cash	$115			$115
Accounts receivable, net	233			233
Prepaid expenses and other current assets	9			9
Property, plant and equipment, net	11			11
Operating lease assets	—	46	4c	46
Goodwill, net	419	640	4d	1,059
Intangible, net	132	578	4b	710
Deferred tax asset	18	(18)	4f	—
Miscellaneous other assets	8			8

Total assets acquired	$945	$1,246		$2,191

Trade accounts payable	91			91
Accrued employees’ compensation	47			47
Current portion of postretirement plan liabilities	1			1
Contract liabilities	10			10
Other current liabilities	61	13	4c	70
		(4)	5b
Long-term operating lease liabilities	—	36	4c	36
Long-term debt	347	(347)	5b	—
Other long-term liabilities	8	(6)	4c	2
Deferred tax liabilities		177	4h	177

Total liabilities assumed	$565	$(131)		$434

Historical equity value of Alion
Additional paid-in capital	482	(482)	4e	—
Retained earnings	(102)	102	4e	—

Total equity	$380	$(380)		$—

Estimated transaction consideration				$1,757

(4a) Represents adjustments related to the payment of the cash purchase price of Alion and the estimated Acquisition-related costs, as follows:

Pro forma adjustment to cash	Ref	Amount
(in millions)
Cash paid to seller		$(1,373)
Transaction-related costs paid on behalf of seller		(25)

Pro forma adjustment to cash	4a	$(1,398)
Cash paid towards paydown of debt on behalf of seller	5a	(359)

Estimated transaction consideration		$(1,757)

(4b) Represents adjustments to record the preliminary fair value of Alion’s intangible assets related to contract backlog and customer relationships with a fair value determined to be $710 million resulting in an increase of $578 million. The fair values of these intangible assets were determined using an “income approach”, which is a commonly accepted valuation approach. The Company is in the process of performing a more detailed valuation analysis the result of which may differ materially from this preliminary analysis. Refer to note 6a for the related adjustment to the combined pro forma income statements.

(4c) Represents adjustments to align the accounting policies of Alion to reflect the adoption of the new lease standard – ASC 842, including adjustments to the operating lease right-of-use assets of $46 million, net of a $3 million fair value adjustment, the current operating lease liabilities of $13 million, and non-current operating lease liabilities of $36 million. Alion’s historical deferred rent of $6 million was eliminated in connection with the adoption of the new lease standard. The Company is in the process of performing a more detailed valuation analysis the result of which may differ materially from this preliminary analysis.

(4d) Represents the excess of the purchase price over the preliminary fair values of the underlying net intangible and identifiable tangible assets, net of liabilities, which is an estimated increase of $640 million over Alion’s book value of goodwill prior to the acquisition. The estimated goodwill to be recognized is attributable to the assembled workforce and operational synergies in the expected HII models.

(4e) Represents the elimination of Alion’s historical stockholders’ equity of $380 million in connection with the acquisition. Additional adjustment related to transaction expenses as detailed below:

Pro forma adjustment to retained earnings	Ref	Retained earnings
(in millions)
Alion PPA adjustment		$102
Impact of HII transaction expenses	4g	$(11)

Pro forma adjustment to retained earnings		$91

(4f) Represents the elimination of the existing Alion deferred tax assets, which were historically recorded to recognize the tax impact of net operating loss carryforwards. As of the time of this filing, purchase accounting for this adjustment is not yet complete.

(4g) Represents $15 million of additional acquisition-related expenses, net of a $4 million decrease to income taxes payable, that were incurred and not recognized in the historical financial statements of HII. An adjustment, net of tax, of $11 million is therefore reflected in retained earnings.

(4h) Represents the recognition of deferred tax liabilities relating to the acquired intangible assets discussed in Note 4b. Deferred tax liabilities were calculated by applying the estimated U.S. statutory tax rate of 25% to the carrying value of intangible assets acquired in connection with the acquisition.

Note 5: Calculation of Acquisition Financing

HII entered into new financing agreements with various lenders to borrow an aggregate amount of $1.65 billion consisting of $650 million in borrowings under the Term Loan, the $400 million principal amount of 2023 Notes and $600 million principal amounts of 2028 Notes. The pro forma adjustments, as illustrated below, reflect the incurrence of the debt.

(5a) A summary of the total pro forma adjustments to cash related to the Acquisition financing include the following:

Pro forma adjustment to cash (in millions)	Issuance of New Alion Term Loan and Senior Notes	Prepayment of Alion’s term loan	Total
Increase to finance transaction	1,637		1,637
Repayment of Alion’s existing term loan		(359)	(359)
Pro forma adjustment to cash			$1,278

(5b) The total pro forma adjustment to debt includes the following:

Pro forma adjustment to debt (in millions)	Issuance of New Alion Term Loan and Senior Notes	Prepayment of Alion’s term loan, net of unamortized debt issuance costs	Total Adjustment
Transaction financing	1,650		1,650
Less: Debt issuance costs	(13)		(13)

Debt, net of debt issuance costs	$1,637		$1,637
Pro forma adjustment to other current liabilities:	$—	$(5)	$(5)
Pro forma adjustment to long-term debt:	$1,637	$(347)	$1,290

In addition, there is a $1 million pro forma adjustment to accrued interest on the repayment of debt.

Note 6: Unaudited Pro Forma Combined Statements of Operations Adjustments

The pro forma adjustments in the unaudited pro forma combined statements of operations are as follows:

(6a) Adjustment to intangibles assets expected to be recognized in connection with the acquisition, consists of the following:

				Amortization expense For the period December 31, 2020	Amortization expense
Description (in millions)	Fair Value	Estimated Useful Life	Amortization Method		For the Six Months Ended June 30, 2021
Contract backlog	240	6	Pattern of Benefit	$84	$36
Customer relationships	470	20	Pattern of Benefit	$14	$11

Total acquired intangible assets	710			$98	$47
Less: historical intangible assets				$(17)	$(8)

Pro forma adjustment			6a	$81	$39

The above adjustment to cost of service revenues of $81 million and $39 million for the 12 months ended December 31, 2020 and the six months ended June 30, 2021, respectively, related to additional amortization expense for the estimated fair value adjustments to acquired intangible assets, which are being amortized using the pattern of benefits method.

The effect on HII’s operating results for the five fiscal years following the transaction are as follows:

Fiscal Year	Contract Backlog	Customer Relationships
(in millions)
2022	$77	$19
2023	$60	$31
2024	$40	$41
2025	$22	$49
2026	$8	$51

(6b) Represents the adjustment to income tax expense. The income tax expense is calculated based on the pre-tax adjustment of Alion’s transaction accounting adjustments and the estimated U.S. statutory tax rate of 25% for the year ended December 31, 2021. The actual effective tax rate of HII may differ materially from the pro forma tax rate due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the merger and tax planning.

(6c) A summary of the total pro forma adjustments to interest expense and other expenses, net includes the following:

Pro forma adjustment to interest expense	Ref	12 Months Ended December 31, 2020	Six Months Ended June 30, 2021
(in millions)
Estimated interest expense on new financing (1)		25	12
Elimination of historical interest expense (2)		(45)	(8)
Amortization of deferred debt issuance costs (3)		3	2
Total pro forma adjustment to interest expense	6c	(17)	6
Total pro forma adjustments to other, net (4)	6c	(8)	—

(1)

Represents the additional interest expense in connection with the Term Loan financing and on the 2028 Notes. The estimated interest rate for the Term loan is based on current LIBOR rates and estimated interest rate spreads in accordance with the terms of the credit agreement.

(2)	Represents the elimination of Alion’s historical interest expense as a result of the extinguishment of its historical term loans pursuant to the Purchase Agreement.
(3)	Represents the amortization of the estimated deferred financing costs in connection with the Term Loan, the 2023 Notes, and the 2028 Notes.
(4)	Represents the reversal of loss on extinguishment of debt recorded in Alion’s financial statements for the 12 months ended September 30, 2020.

A 0.125% change in the interest rates assumed above would result in an aggregate increase or decrease to interest expense of $0.5 million for the six months ended June 30, 2021 and $1 million for the year ended December 31, 2020.

(6d) A summary of the total pro forma adjustments to general and administrative expense for equity-based compensation includes the following:

Pro forma adjustment to equity-based compensation expense	12 Months Ended December 31, 2020	Six Months Ended June 30, 2021
(in millions)
Estimated equity-based compensation expense on new awards	2	1
Elimination of historical equity-based compensation expense	(3)	(2)
Adjustment to general and administrative expenses	$(1)	$(1)

This adjustment reflects new compensation arrangements executed with nine key Alion executives in connection with the business combination, resulting in a $1 million decrease in the annual compensation recognized on the combined statement of operations and comprehensive income for both the 12 months ended December 31, 2020 and the six months ended June 30, 2021. Total compensation consisted of $4 million in restricted stock units granted to these executives, which will vest over two to three years after dates of grant.

(6e) Represents the $15 million and $1 million adjustments to general and administrative expenses for the 12 months ended December 31, 2020 and the six months ended June 30, 2021, respectively, in connection with the additional transaction-related expenses that were incurred and not recognized in the historical financial statements of HII as described in (4g) above. These one-time, nonrecurring costs related to the acquisition will not affect the Company’s income statement beyond 12 months after the acquisition date.